EX-23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 9, 2013, in the Registration Statement and related Prospectus of Medbox, Inc.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Irvine, California
July 17, 2013